Exhibit 5.1

(269) 337-7700

November 25, 2020

Helius Medical Technologies, Inc.

645 Newtown Yardley Road

Suite 100

Newtown, PA 18940

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), and the Company has requested our opinion, in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (such registration statement as amended or supplemented from time to time, the “Registration Statement”), in connection with the registration under the Securities Act of the resale from time to time by selling stockholders of an aggregate of 9,885,458 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), including (i) 6,567,868 shares of Common Stock (the “Shares”) issued to investors in a private placement (the “Private Placement”); (ii) 3,283,936 shares of Common Stock (the “Purchaser Warrant Shares”) issuable upon exercise of certain outstanding warrants issued to investors in the Private Placement (the “Purchaser Warrants”); and (iii) 33,654 shares of Common Stock (the “Placement Agent Warrant Shares” and, together with the Purchaser Warrant Shares, the “Warrant Shares”) issuable upon exercise of certain outstanding warrants issued to the placement agent in the Private Placement (the “Placement Agent Warrants” and, together with the Purchaser Warrants, the “Warrants”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we have assumed (i) that the Warrants will be exercised before their resale in accordance with their terms and in the manner and on the terms identified or referred to in the Registration Statement, including all supplements and amendments thereto, and (ii) that the Warrant Shares will be properly delivered to the persons exercising the Warrants.

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the Delaware General Corporation Law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable, and (ii) upon valid exercise of the Warrants in accordance with their terms, including payment of the exercise price and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares (in the form approved by the Company’s Board), the Warrant Shares issued will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP
Honigman LLP

EJJ/ME/RZK

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402